Exhibit 99.1

Press Release	August 9, 2021

Cerence Announces Strong Third Quarter 2021 Results

Cerence Third Quarter Highlights

•	Revenue grew 29% year-over-year
•	Exceeded company quarterly guidance on key GAAP and non-GAAP profitability metrics
•	Increased FY24 revenue Target from $600M to $700M, and improved key profitability metrics
•	Record number of auto SOPs (Start Of Production) from over 15 auto OEMs
•	Strategic collaborations announced in the quarter with Sirius XM, Visteon and Harman

BURLINGTON, Mass., August 9, 2021 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its third fiscal quarter 2021 results for the quarter ended June 30, 2021.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP Revenue	$96.8	$75.2	$289.1	$239.7
GAAP Gross Margin	75.4%	63.3%	73.4%	65.7%
Non-GAAP Gross Margin	79.1%	68.9%	77.0%	70.0%
GAAP Operating Margin	15.4%	-5.7%	17.2%	2.6%
Non-GAAP Operating Margin	37.7%	28.7%	38.0%	28.6%
GAAP Net Income (Loss)	$5.8	$(28.1)	$37.9	$(26.5)
Non-GAAP Net Income	$26.1	$12.4	$78.8	$39.3
Adjusted EBITDA	$38.7	$24.2	$117.1	$75.6
Adjusted EBITDA Margin	40.0%	32.1%	40.5%	31.5%
GAAP Net Income (Loss) per Share - diluted	$0.15	$(0.77)	$0.97	$(0.73)
Non-GAAP Net Income per Share - diluted	$0.62	$0.32	$1.87	$1.05

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “According to IHS Markit, calendar Q2 is expected to be the quarter with the most disruption due to the semiconductor shortage yet we delivered 29% revenue growth over the prior year period. This growth is testament to our breadth of customers, products and services. With a record of more than 60 SOPs in the quarter from more than 15 different auto makers, and the

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bookings momentum for our new products and connected services, we expect to continue to grow faster than the auto SAAR (seasonally adjusted annual rate).”

Dhawan concluded, “Enhancing our future growth opportunities are the strategic collaborations we announced in the quarter with Sirius XM, Visteon and Harman. In the case of Visteon, the collaboration extends into the two-wheeler market, a new adjacent market in which we are making steady progress.”

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q3FY21
Percent of worldwide auto production with Cerence Technology (TTM)	53%
Average contract duration - years (TTM):	6.8
Repeatable software contribution (TTM):	81%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	12%
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract)	13%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)	Based on IHS Markit data, global auto production increased 11% over the same time period ended June 30, 2021.

Fourth Quarter Fiscal 2021

For the fiscal quarter ending September 30, 2021, Revenue is expected to be in the range of $97M to $101M representing a 6% to 11% increase compared to the same period in the prior year.  GAAP Net Income is expected to be in the range of $3M to $7M, and Adjusted EBITDA is expected to be in the range of $36M to $39M. The Adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

Third Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Further details on the updated FY2024 model will also be provided on the call. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 9974299. Webcast access will be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

The teleconference replay will be available through August 16, 2021. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 9974299. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations,

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beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2021 and 2020, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and

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restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

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(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

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Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2021, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and nearly 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence

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is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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CERENCE INC.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
License	$49,980	$32,454	$150,765	$117,843
Connected services	30,283	25,383	83,949	72,109
Professional services	16,538	17,360	54,392	49,773
Total revenues	96,801	75,197	289,106	239,725
Cost of revenues:
License	863	820	2,718	2,344
Connected services	6,108	7,191	19,960	24,742
Professional services	14,985	17,529	48,632	48,773
Amortization of intangible assets	1,879	2,063	5,637	6,408
Total cost of revenues	23,835	27,603	76,947	82,267
Gross profit	72,966	47,594	212,159	157,458
Operating expenses:
Research and development	30,370	22,041	83,365	66,898
Sales and marketing	9,534	9,180	28,097	24,829
General and administrative	13,173	14,261	38,563	36,456
Amortization of intangible assets	3,180	3,120	9,521	9,376
Restructuring and other costs, net	1,760	3,301	2,777	13,725
Total operating expenses	58,017	51,903	162,323	151,284
Income (loss) from operations	14,949	(4,309)	49,836	6,174
Interest income	34	38	68	563
Interest expense	(3,294)	(5,546)	(10,569)	(19,043)
Other income (expense), net	173	(20,446)	1,432	(20,366)
Income (loss) before income taxes	11,862	(30,263)	40,767	(32,672)
Provision for (benefit from) income taxes	6,064	(2,211)	2,865	(6,149)
Net income (loss)	$5,798	$(28,052)	$37,902	$(26,523)
Net income (loss) per share:
Basic	$0.15	$(0.77)	$1.01	$(0.73)
Diluted	$0.15	$(0.77)	$0.97	$(0.73)
Weighted-average common share outstanding:
Basic	37,825	36,509	37,664	36,315
Diluted	39,296	36,509	39,135	36,315

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CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	September 30,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$120,840	136,067
Marketable securities	29,100	11,662
Accounts receivable, net of allowances of $404 and $1,394	53,141	50,900
Deferred costs	7,330	7,256
Prepaid expenses and other current assets	61,328	44,220
Total current assets	271,739	250,105
Long-term marketable securities	7,348	-
Property and equipment, net	30,723	29,529
Deferred costs	33,446	38,161
Operating lease right of use assets	16,837	20,096
Goodwill	1,132,897	1,128,198
Intangible assets, net	30,618	45,616
Deferred tax assets	165,077	160,974
Other assets	20,354	14,938
Total assets	$1,709,039	$1,687,617
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,187	$8,447
Deferred revenue	84,993	112,156
Short-term operating lease liabilities	5,497	5,700
Short-term debt	6,250	6,250
Accrued expenses and other current liabilities	60,955	66,078
Total current liabilities	168,882	198,631
Long-term debt	265,372	266,872
Deferred revenue, net of current portion	204,790	212,573
Long-term operating lease liabilities	13,157	17,821
Other liabilities	34,989	31,649
Total liabilities	687,190	727,546
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 37,828 shares issued and outstanding as of June 30, 2021; 36,842 shares issued and outstanding as of September 30, 2020.	379	369
Accumulated other comprehensive income	9,579	3,711
Additional paid-in capital	992,305	974,307
Retained earnings (accumulated deficit)	19,586	(18,316)
Total stockholders' equity	1,021,849	960,071
Total liabilities and stockholders' equity	$1,709,039	$1,687,617

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CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$37,902	$(26,523)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,276	22,704
(Benefit from) provision for credit loss reserve	(412)	525
Stock-based compensation expense	42,179	32,954
Non-cash interest expense	3,730	4,025
Loss on debt extinguishment	-	19,279
Deferred tax benefit	(3,812)	(12,535)
Other	(1,590)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,698)	3,164
Prepaid expenses and other assets	(17,065)	(21,328)
Deferred costs	5,078	(749)
Accounts payable	2,906	(170)
Accrued expenses and other liabilities	(4,026)	19,283
Deferred revenue	(34,400)	(22,052)
Net cash provided by operating activities	51,068	18,577
Cash flows from investing activities:
Capital expenditures	(8,055)	(16,075)
Purchases of marketable securities	(33,800)	-
Sale and maturities of marketable securities	9,000	-
Payments for equity investments	(2,563)	-
Other investing activities	702	-
Net cash used in investing activities	(34,716)	(16,075)
Cash flows from financing activities:
Net transactions with Parent	-	12,964
Distributions to Parent	-	(152,978)
Proceeds from long-term debt, net of discount	-	547,719
Payments for long-term debt issuance costs	(520)	(5,765)
Principal payments of long-term debt	(4,689)	(270,000)
Common stock repurchases for tax withholdings for net settlement of equity awards	(34,089)	(1,613)
Principal payments of lease liabilities arising from a finance lease	(326)	(96)
Proceeds from the issuance of common stock	6,682	-
Net cash (used in) provided by financing activities	(32,942)	130,231
Effects of exchange rate changes on cash and cash equivalents	1,363	111
Net change in cash and cash equivalents	(15,227)	132,844
Cash and cash equivalents at the beginning of the period	136,067	-
Cash and cash equivalents at the end of the period	$120,840	$132,844

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP revenue	$96,801	$75,197	$289,106	$239,725

GAAP gross profit	$72,966	$47,594	$212,159	$157,458
Stock-based compensation	1,708	2,141	4,945	3,985
Amortization of intangible assets	1,879	2,063	5,637	6,408
Non-GAAP gross profit	$76,553	$51,798	$222,741	$167,851
GAAP gross margin	75.4%	63.3%	73.4%	65.7%
Non-GAAP gross margin	79.1%	68.9%	77.0%	70.0%

GAAP operating income (loss)	$14,949	$(4,309)	$49,836	$6,174
Stock-based compensation	14,710	17,425	42,179	32,954
Amortization of intangible assets	5,059	5,183	15,158	15,784
Restructuring and other costs, net	1,760	3,301	2,777	13,725
Non-GAAP operating income	$36,478	$21,600	$109,950	$68,637
GAAP operating margin	15.4%	-5.7%	17.2%	2.6%
Non-GAAP operating margin	37.7%	28.7%	38.0%	28.6%

GAAP net income (loss)	$5,798	$(28,052)	$37,902	$(26,523)
Stock-based compensation	14,710	17,425	42,179	32,954
Amortization of intangible assets	5,059	5,183	15,158	15,784
Restructuring and other costs, net	1,760	3,301	2,777	13,725
Depreciation	2,270	2,550	7,118	6,920
Total other income (expense), net	(3,087)	(25,954)	(9,069)	(38,846)
Provision for (benefit from) income taxes	6,064	(2,211)	2,865	(6,149)
Adjusted EBITDA	$38,748	$24,150	$117,068	$75,557
GAAP net income margin	6.0%	-37.3%	13.1%	-11.1%
Adjusted EBITDA margin	40.0%	32.1%	40.5%	31.5%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$5,798	$(28,052)	$37,902	$(26,523)
Stock-based compensation	14,710	17,425	42,179	32,954
Amortization of intangible assets	5,059	5,183	15,158	15,784
Restructuring and other costs, net	1,760	3,301	2,777	13,725
Loss on debt extinguishment	-	19,279	-	19,279
Non-cash interest expense	1,276	1,379	3,730	4,025
Adjustments to income tax expense	(2,517)	(6,088)	(22,984)	(19,901)
Non-GAAP net income	$26,086	$12,427	$78,762	$39,343

Adjusted EPS:
GAAP Numerator:
Net income (loss) attributed to common shareholders	$5,798	$(28,052)	$37,902	$(26,523)

Non-GAAP Numerator:
Net income attributed to common shareholders	$26,086	$12,427	$78,762	$39,343
Interest on Convertible Senior Notes, net of tax	988	325	2,965	325
Net income attributed to common shareholders - diluted	$27,074	$12,752	$81,727	$39,668

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,825	36,509	37,664	36,315
Adjustment for diluted shares	1,471	-	1,471	-
Weighted-average common shares outstanding - diluted	39,296	36,509	39,135	36,315

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,825	36,509	37,664	36,315
Adjustment for diluted shares	6,148	3,047	6,148	1,334
Weighted-average common shares outstanding - diluted	43,973	39,556	43,812	37,649

GAAP net income (loss) per share - diluted	$0.15	$(0.77)	$0.97	$(0.73)
Non-GAAP net income per share - diluted	$0.62	$0.32	$1.87	$1.05

GAAP net cash provided by operating activities	$24,059	$19,312	$51,068	$18,577
Capital expenditures	(2,874)	(5,930)	(8,055)	(16,075)
Free Cash Flow	$21,185	$13,382	$43,013	$2,502

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3FY21	Q2FY21	Q1FY21	Q4FY20
GAAP revenues	$96,801	$98,662	$93,643	$91,242
Less: Professional services revenue	16,538	16,555	21,299	19,457
Non-GAAP Repeatable revenues	$80,263	$82,107	$72,344	$71,785

GAAP revenues TTM	$380,348
Less: Professional services revenue TTM	73,849
Non-GAAP Repeatable revenues TTM	$306,499
Repeatable software contribution	81%

Cerence. All rights reserved

Press Release	August 9, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4 2021
	Low	High
GAAP revenue	$97,000	$101,000

GAAP gross profit	$71,400	$75,400
Stock-based compensation	1,500	1,500
Amortization of intangible assets	1,900	1,900
Non-GAAP gross profit	$74,800	$78,800
GAAP gross margin	74%	75%
Non-GAAP gross margin	77%	78%

GAAP operating income	$14,000	$17,400
Stock-based compensation	13,200	13,200
Amortization of intangible assets	5,100	5,100
Restructuring and other costs, net	1,200	1,200
Non-GAAP operating income	$33,500	$36,900
GAAP operating margin	14%	17%
Non-GAAP operating margin	35%	37%

GAAP net income	$3,300	$6,600
Stock-based compensation	13,200	13,200
Amortization of intangible assets	5,100	5,100
Restructuring and other costs, net	1,200	1,200
Depreciation	2,600	2,600
Total other income (expense), net	(3,600)	(3,600)
Provision for income taxes	7,100	7,100
Adjusted EBITDA	$36,100	$39,400
GAAP net income margin	3%	7%
Adjusted EBITDA margin	37%	39%

Cerence. All rights reserved

Press Release	August 9, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2021
	Low	High
GAAP net income	$3,300	$6,600
Stock-based compensation	13,200	13,200
Amortization of intangibles	5,100	5,100
Restructuring and other costs, net	1,200	1,200
Non-cash interest expense	1,300	1,300
Adjustments to income tax expense	(700)	(1,500)
Non-GAAP net income	$23,400	$25,900

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$3,300	$6,600
Interest on Convertible Senior Notes, net of tax	-	-
Net income attributed to common shareholders - diluted	$3,300	$6,600

Non-GAAP Numerator:
Net income attributed to common shareholders	$23,400	$25,900
Interest on Convertible Senior Notes, net of tax	1,000	1,000
Net income attributed to common shareholders - diluted	$24,400	$26,900

GAAP Denominator:
Weighted-average common shares outstanding - basic	38,000	38,000
Adjustment for diluted shares	1,700	1,700
Weighted-average common shares outstanding - diluted	39,700	39,700

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	38,000	38,000
Adjustment for diluted shares	6,400	6,400
Weighted-average common shares outstanding - diluted	44,400	44,400

GAAP net income per share - diluted	$0.08	$0.17
Non-GAAP net income per share - diluted	$0.55	$0.61

Cerence. All rights reserved